UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 5, 2012

Copart, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-23255                                                   94-2867490

(Commission file number)                      (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300, Dallas, TX  75254

(Address of principal executive offices and zip code)

(972) 391-5000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 5, 2012, Copart, Inc. (the “Company”) held its Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to Copart’s Proxy Statement filed with the Securities and Exchange Commission on October 19, 2012.

Proposal Number One: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2013 Annual Meeting of Stockholders or until his earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non- Votes
Willis J. Johnson	97,740,421	7,071,196	11,423,274
A. Jayson Adair	101,982,762	2,828,855	11,423,274
Matt Blunt	98,581,966	6,229,651	11,423,274
Steven D. Cohan	99,591,803	5,219,814	11,423,274
Daniel J. Englander	90,445,309	14,366,308	11,423,274
James E. Meeks	95,455,405	9,356,212	11,423,274
Vincent W. Mitz	89,381,328	15,430,289	11,423,274
Thomas N. Tryforos	103,564,670	1,246,947	11,423,274

Proposal Number Two: Advisory Vote on Approval of Executive Compensation

The stockholders cast an advisory (non-binding) vote to approve executive compensation for the fiscal year ended July 31, 2012 as follows: 101,981,822 shares in favor, 2,623,998 shares against, 205,797 shares abstaining and 11,423,274 broker non-votes.

Proposal Number Three: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013 with 116,078,196 shares voting in favor, 146,998 shares against and 9,697 shares abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Registrant

Date: December 6, 2012

By:  /s/ Paul A. Styer

Paul A. Styer

Senior Vice President, General Counsel and Secretary